US Clawback Policy ASML Holding N.V. 1 Public ASML HOLDING N.V. CLAWBACK POLICY UNDER US/NASDAQ RULES The supervisory board (the “Supervisory Board”) of ASML Holding N.V. (the “Company”) have determined that it is appropriate for the Company to adopt this Clawback Policy under US/Nasdaq Rules (the “Policy”) to be applied to the Executive Officers of the Company effective as of the Effective Date in accordance with Rule 10D-1 (the “Rule”) under the Exchange Act (as defined below). 1. Definitions For purposes of this Policy, the following definitions shall apply: a) "Remuneration Committee” means the remuneration committee of the Supervisory Board of the Company. b) “Company Group” means the Company and each of its Subsidiaries, as applicable. c) “Covered Compensation” means any Incentive-Based Compensation granted, vested or paid to a person who served as an Executive Officer at any time during the performance period for the Incentive- Based Compensation and that was received (i) on or after October 2, 2023, being the effective date of Nasdaq Rule 5608, (ii) after the person became an Executive Officer and (iii) at a time that the Company had a class of securities listed on a national securities exchange or a national securities association. d) “Effective Date” means the date on which this Policy has been adopted by the Supervisory Board, being October 16, 2023. e) “Erroneously Awarded Compensation” means the amount of Covered Compensation granted, vested or paid to a person during the fiscal period when the applicable Financial Reporting Measure relating to such Covered Compensation was attained that exceeds the amount of Covered Compensation that otherwise would have been granted, vested or paid to the person had such amount been determined based on the applicable Restatement, computed without regard to any taxes paid (i.e., on a pre-tax basis). For Covered Compensation based on share price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement, the Supervisory Board will determine the amount of such Covered Compensation that constitutes Erroneously Awarded Compensation, if any, based on a reasonable estimate of the effect of the Restatement on the share price or total shareholder return upon which the Covered Compensation was granted, vested or paid and the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the Nasdaq. f) “Exchange Act” means the Securities Exchange Act of 1934. g) “Executive Officer” means the members of the board of management of the Company (“Board of Management”), being those officers of the Company who qualify as Executive Officers for the purpose of this policy in accordance with the Rule, and any other person determined by the Supervisory Board to qualify as an Executive Officer of the Company in accordance with the Rule. h) “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures and may consist of IFRS/GAAP or non- IFRS/non-GAAP financial measures (as defined under Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act), (ii) share price or (iii) total shareholder return. Financial Reporting Measures need not be presented within the Company’s financial statements or included in a filing with or submission to the SEC. Exhibit 97.1

US Clawback Policy ASML Holding N.V. 2 Public i) “Home Country” means the Company’s jurisdiction of incorporation, being the Netherlands. j) “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. k) “Lookback Period” means the three completed fiscal years (plus any transition period of less than nine months that is within or immediately following the three completed fiscal years and that results from a change in the Company’s fiscal year) immediately preceding the date on which the Company is required to prepare a Restatement for a given reporting period, with such date being the earlier of: (i) the date the Supervisory Board, a committee of the Supervisory Board, or the officer or officers of the Company authorized to take such action if Supervisory Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare a Restatement. Recovery of any Erroneously Awarded Compensation under the Policy is not dependent on if or when the Restatement is actually filed. l) “Nasdaq” means the Nasdaq Stock Market. m) “Received”: Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the Financial Reporting Measure specified in or otherwise relating to the Incentive-Based Compensation award is attained, even if the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period. n) “Restatement” means a required accounting restatement of any Company financial statement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as a “Big R” restatement) or (ii) to correct an error in previously issued financial statements that is not material to the previously issued financial statements but that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as a “little r” restatement), within the meaning of Exchange Act Rule 10D-1 and Nasdaq Rule 5608. Changes to the Company’s financial statements that do not represent error corrections under the then-current relevant accounting standards will not constitute Restatements. Recovery of any Erroneously Awarded Compensation under the Policy is not dependent on fraud or misconduct by any person in connection with the Restatement. o) “SEC” means the United States Securities and Exchange Commission. p) “Subsidiary” means any domestic or foreign corporation, partnership, association, joint stock company, joint venture, trust or unincorporated organization that is, directly or indirectly, majority-owned by the Company. 2. Recoupment of Erroneously Awarded Compensation In the event of a Restatement, any Erroneously Awarded Compensation received during the Lookback Period prior to the Restatement (a) that is then-outstanding but has not yet been paid shall be forfeited and (b) that has been paid to any person shall be subject to reasonably prompt repayment to the Company Group in accordance with Section 3 of this Policy. The Supervisory Board must pursue (and shall not have the discretion to waive) the forfeiture and/or repayment of such Erroneously Awarded Compensation in accordance with Section 3 of this Policy, except as provided below. Notwithstanding the foregoing, the Supervisory Board may determine not to pursue the forfeiture and/or recovery of Erroneously Awarded Compensation from any person if the Remuneration Committee determines that such forfeiture and/or recovery would be impracticable due to any of the following circumstances: (i) the direct expense paid to a third party (for example, reasonable legal expenses and

US Clawback Policy ASML Holding N.V. 3 Public consulting fees) to assist in enforcing the Policy would exceed the amount to be recovered, including the costs that could be incurred if pursuing such recovery would violate local laws other than the Company’s Home Country laws (following reasonable attempts by the Company Group to recover such Erroneously Awarded Compensation, the documentation of such attempts, and the provision of such documentation to the Nasdaq), (ii) pursuing such recovery would violate the Company’s Home Country laws adopted prior to November 28, 2022 (provided that the Company obtains an opinion of Home Country counsel acceptable to the Nasdaq that recovery would result in such a violation and provides such opinion to the Nasdaq), or (iii) recovery would likely cause any otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of Company Group, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 3. Means of Repayment In the event that the Supervisory Board determines that any person is required to repay any Erroneously Awarded Compensation in accordance with this Policy, the Supervisory Board shall provide written notice to such person by email or certified mail to the physical address on file with the Company Group for such person, and the person shall satisfy such repayment in a manner and on such terms as required by the Supervisory Board, and the Company Group shall be entitled to set off the repayment amount against any amount owed to the person by the Company Group, to require the forfeiture of any award granted by the Company Group to the person, or to take any and all necessary actions to reasonably promptly recoup the repayment amount from the person, in each case, to the fullest extent permitted under applicable law, including without limitation, Section 409A of the Internal Revenue Code and the regulations and guidance thereunder. If the Supervisory Board does not specify a repayment timing in the written notice described above, the applicable person shall be required to repay the Erroneously Awarded Compensation to the Company Group by wire, cash or cashier’s check no later than thirty (30) days after receipt of such notice. 4. No Indemnification No person shall be indemnified, insured or reimbursed by the Company Group in respect of any loss of compensation by such person in accordance with this Policy; such indemnification or reimbursement would also be prohibited through modification to current compensation arrangements or other means that would amount to de facto indemnification. 5. Miscellaneous This Policy generally will be administered and interpreted by the Supervisory Board. Any determination made by the Supervisory Board with respect to this Policy shall be final, conclusive and binding on all interested parties. Any discretionary determinations of the Supervisory Board under this Policy, if any, need not be uniform with respect to all persons, and may be made selectively amongst persons, whether or not such persons are similarly situated. This Policy is intended to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the Nasdaq, including any additional or new requirements that become effective after the Effective Date which upon effectiveness shall be deemed to automatically amend this Policy to the extent necessary to comply with such additional or new requirements. The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law. The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy. Recoupment of Erroneously Awarded Compensation under this Policy is not dependent upon the Company Group satisfying any conditions in this Policy, including any requirement to provide applicable documentation to the Nasdaq.

US Clawback Policy ASML Holding N.V. 4 Public The rights of the Company Group under this Policy to seek forfeiture or reimbursement are in addition to, and not in lieu of, any rights of recoupment, or remedies or rights other than recoupment, that may be available to the Company Group pursuant to the terms of any law, government regulation or stock exchange listing requirement or any other policy, code of conduct, employee handbook, employment agreement, equity award agreement, or other plan or agreement of the Company Group. 6. Amendment and Termination To the extent permitted by, and in a manner consistent with applicable law, including the laws of the Netherlands, US securities laws and SEC and Nasdaq rules, the Supervisory Board may terminate, suspend or amend this Policy at any time in its discretion. 7. Successors This Policy shall be binding and enforceable against all persons and their respective beneficiaries, heirs, executors, administrators or other legal representatives.